SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 31, 2004

Date of Report (Date of earliest event reported)

Tripos, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-23666	43-1454986
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1699 South Hanley Rd., St. Louis, MO   63144

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(314) 647-1099

Not applicable

(Former name or former address, if changed since last report)

Exhibit Index on Page 3

Item 9. Information Provided Under Item 9 Regulation FD Disclosure

The following information is furnished pursuant to Item 9, Regulation FD Disclosure.

On March 31, 2004, Tripos, Inc. issued a press release announcing its financial results for the fiscal quarter and year ended December 31, 2003. A copy of Tripos, Inc.'s press release is incorporated herein by reference and is furnished as Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TRIPOS, INC.

By: /s/ B. James Rubin

B. James Rubin

Sr. Vice President

Chief Financial Officer

Date: March 31, 2004

INDEX TO EXHIBITS

Exhibit No. Description

99.1 Press release, dated March 31, 2004, issued by Tripos, Inc.

Exhibit 99.1

Contacts:

Tripos, Inc.

Jim Rubin

Chief Financial Officer

(314) 647-8837, ext. 3137

(Media only)

Waggener Edstrom Bioscience

Wendy Carhart

Account Manager

(503) 443-7354

wendyc@wagged.com

For Release 4:30 p.m. EST

March 31, 2004

Tripos Reports Fourth-Quarter and Full-Year 2003 Financial Results

Company Achieves Record 2003 Revenues, 10 Percent Growth Over 2002

ST. LOUIS -- March 31, 2004 -- Tripos, Inc. (Nasdaq: TRPS), a leading provider of drug discovery chemistry and informatics products and services, today announced financial results for the fourth quarter and full year ended Dec. 31, 2003. The company also announced restated financial results for prior years as a result of a revised revenue recognition policy with respect to certain software licenses. Except as otherwise noted, all financial comparisons are based on restated amounts.

"Our achievement of 10 percent revenue growth in 2003 was significant, particularly in light of difficult market conditions," said Dr. John P. McAlister, president and CEO of Tripos. "During the year we made noteworthy progress in the successful delivery of contracted business, as well as diversifying our customer base through the addition of several new biotechnology customer relationships. We recently completed the expansion of our discovery research facilities in the United Kingdom, positioning ourselves for increased Discovery Research business in 2004 and beyond."

For 2003, including the three months ended Dec. 31, 2003:

  For 2003, Tripos posted revenues of $54.1 million, a 10 percent increase from the previous year's revenues of $49.1 million.
  Revenues for the fourth quarter of 2003 were $12.6 million compared with $14.7 million in the fourth quarter of 2002.
  Pretax income was $3.7 million for the year, compared with pretax loss of $0.6 million for the same period in 2002.
  Pretax loss for the fourth quarter was $0.8 million, compared with pretax income of $0.3 million in the previous year.
  Net income for 2003 was $2.1 million, or $0.23 per diluted share after including the valuation allowance for deferred tax assets. This is compared with a net loss of $0, or $0.00 per diluted share, for full-year 2002.
  Net loss for the fourth quarter of 2003 was $0.5 million, or $0.05 per basic share, compared with net loss of $0 million, or $0.00 per basic share, in the fourth quarter of 2002.
  Excluding gains from sales of common stock of Arena Pharmaceuticals Inc., 2003 net loss was
  $1.7 million, or $0.19 per basic share, compared with a net loss for 2002 of $2.2 million, or $0.26 per basic share.
  Excluding gains from sales of common stock of Arena Pharmaceuticals, fourth-quarter 2003 net loss was $0.8 million, or $0.09 per basic share, compared with a fourth-quarter 2002 net loss of $0.7 million, or $0.08 per basic share.

"Our revenue growth in 2003 came primarily from our Discovery Research products and services, which increased more than 45 percent this year," McAlister said. "Discovery Software products and support performed well, increasing 7 percent compared with 2002. Our Discovery Informatics services did not achieve our objectives for the year, and we have taken several steps, including reorganizing our sales and marketing strategy, to improve this performance. We reported strong cost containment in our sales and marketing and general and administrative expenses in 2003, decreasing both compared with 2002. Additionally, during the past two years we have been able to use gains from sales of our successful investment in Arena Pharmaceuticals to help fund the construction of our expanded Discovery Research laboratory."

2004 Outlook

"We believe the investments we have made these past two years in our Discovery Informatics and Discovery Research business areas will drive continued revenue growth in our highly competitive market in 2004," McAlister said. "Operationally we are focused on delivering a return to operating profitability for our shareholders."

Webcast Information

Tripos will host a conference call and webcast today at 5 p.m. EST to discuss these financial results in detail. Those who want to participate in the webcast should visit the Tripos Web site at http://www.tripos.com/. The Tripos webcast archive will be available beginning at 7 p.m. EST today, and will remain on the Tripos Web site through April 30, 2004.

About Tripos, Inc.

Tripos (Nasdaq: TRPS) combines leading-edge technology and innovative science to deliver consistently superior chemistry-research products and services for the biotechnology, pharmaceutical and other life science industries. Tripos collaborates with clients to accelerate and improve the creation of life-enhancing products. Within Tripos' Discovery Informatics (DI) business, the company provides software products and consulting services to develop, manage, analyze and share critical drug discovery information. Within Tripos' Discovery Research (DR) business, Tripos' medicinal chemists and research scientists partner directly with clients in their research initiatives, leveraging state-of-the-art information technologies and research facilities. Headquartered in St. Louis, Mo., Tripos spans the world with global research operations and an international client base. Further information on Tripos can be found at http://www.tripos.com/.

# # #

This press release may contain certain statements that are forward-looking and involve risks and uncertainties. Words such as "expects," "anticipates," "projects," "estimates," "intends," "plans," "believes," variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are based on current expectations and projections made by management and are not guarantees of future performance. Therefore, actual events, outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. We have identified certain factors that could cause actual results to differ materially from the forward-looking statements in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Tripos, Inc.

Condensed Results of Operations

(in thousands, except per-share data)

	Unaudited Three Months Ended		Audited Twelve Months Ended
	Dec. 31,	Dec. 31,	Dec. 31,	Dec. 31,
	2003	2002	2003	2002
		Restated		Restated
Net sales
Discovery Software products and support	$ 6,092	$ 5,718	$ 23,702	$ 22,182
Discovery Informatics services	207	3,204	3,241	7,956
Discovery Research products and services	6,140	5,514	26,245	18,016
Hardware	178	246	960	937
Total net sales	12,617	14,682	54,148	49,091
Cost of sales	7,472	7,126	26,240	20,601
Gross margin	5,145	7,556	27,908	28,490

Operating expenses
Sales and marketing	3,294	3,796	13,195	15,476
Research and development	2,716	2,573	12,917	10,102
General and administrative	1,596	1,962	7,241	6,886
Total operating expenses	7,606	8,331	33,353	32,464
Income (loss) from operations	(2,461)	(775)	(5,445)	(3,974)

Other income, net	1,670	1,088	9,114	3,419
Income (loss) before income taxes	(791)	313	3,669	(555)
Income tax expense (benefit)	(339)	331	1,569	(587)
Net income (loss)	(452)	(18)	2,100	32
Preferred stock dividend	-	-	-	37
Net income (loss) allocable
to common shareholders	(452)	(18)	$ 2,100	$ (5)
Basic income (loss) per share	$ (0.05)	$ (0.00)	$ 0.23	$ (0.00)
Diluted income (loss) per share	$ (0.05)	$ (0.00)	$ 0.23	$ (0.00)
Basic weighted average shares	8,992	8,802	8,949	8,615
Diluted shares outstanding	8,992	8,802	9,333	8,615

Tripos, Inc.

Consolidated Balance Sheets

(in thousands, except per-share data)

Audited